Exhibit 10.3

AMENDMENT NO. 2 AND CONSENT

THIS AMENDMENT NO. 2 AND CONSENT (this “Amendment”), is dated as of March 14, 2008, and is entered into by and among AGY HOLDING CORP., a Delaware corporation (“Parent Borrower”), the other Borrowers, KAGY HOLDING COMPANY, INC., a Delaware corporation (“Holdings”), the Subsidiary Guarantors, the Lenders, and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders (Parent Borrower, the other Borrowers, Holdings, the Subsidiary Guarantors, the Lenders and the Administrative Agent, each, individually, a “Party”, and, collectively, the “Parties”).

RECITALS:

WHEREAS, the Parties are parties to that certain Credit Agreement, dated as of October 25, 2006 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Parties hereby agree to amend, and to provide certain consents with respect to, the Credit Agreement, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1 All capitalized terms used herein (including in the introductory paragraph and Recitals set forth above) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. CONDITIONS TO EFFECTIVENESS

This Amendment shall be effective on the date on which all of the following conditions precedent have been satisfied or waived (the “Effective Date”):

2.1 Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of the Parties hereto.

2.2 Borrower shall have paid Administrative Agent for all reasonable out-of-pocket expenses incurred by it and invoiced on or prior to the date hereof in connection with the negotiation and preparation of this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and each of the Lenders that:

3.1 The execution, delivery and performance of this Amendment by each Loan Party is within its power and has been duly authorized by all necessary action on the part of such Loan Party.

3.2 This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.3 No Default has occurred and is continuing.

3.4 Each of the representations and warranties made by any Loan Party set forth in Article III of the Credit Agreement or in any other Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” are true and correct in all respects) on and as of the date of this Amendment with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

SECTION 4. AMENDMENTS TO CREDIT AGREEMENT; CONSENT

4.1 The definition of “Platinum Consignment Deduction” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Platinum Consignment Deduction” shall mean, as of any date of determination, the Applicable Percentage (as defined in the succeeding sentence) of the Value of Platinum then on consignment to the Borrowers under the Consignment Agreement. For purposes of this definition, “Applicable Percentage” shall mean, as of any date of determination, the excess of (i) the percentage used in Section 2.1 of the Metals Intercreditor Agreement for purposes of determining the maximum amount by which the Lien of the Metals Bank (as defined in the Metals Intercreditor Agreement) in the Metals Collateral (as defined in the Metals Intercreditor Agreement) would be entitled to priority over the Liens in favor of the First Lien Creditors and Second Lien Creditors (each as defined in the Metals Intercreditor Agreement) (which percentage, as of March 12, 2008, was 115%) over (ii) 100%.

4.2 Section 6.02(c) of the Credit Agreement is hereby amended by deleting the reference to “$40,000,000” and replacing it with “$69,600,000”.

4.3 Section 11.01(a)(ii) of the Credit Agreement is hereby amended by (i) inserting “(except in the case of notices delivered pursuant to Article II, Article V (except Section 5.02) or Article IX)” after the phrase “with a copy to”, (ii) deleting “Attention: James Douglass” and replacing it with “Attention: Sal Guerrera” and (iii) deleting “jdouglas@skadden.com” and replacing it with “sal.guerrera@skadden.com”.

4.4 Section 11.01(a)(iv) of the Credit Agreement is hereby amended by (i) inserting “(except in the case of notices delivered pursuant to Article II, Article V (except Section 5.02) or Article IX)” after the phrase, “with a copy to”, (ii) deleting “Attention: James Douglass” and replacing it with “Attention: Sal Guerrera” and (iii) deleting “jdouglas@skadden.com” and replacing it with “sal.guerrera@skadden.com”.

4.5 Section 11.01(a)(v) of the Credit Agreement is hereby amended by (i) inserting “(except in the case of notices delivered pursuant to Article II, Article V (except Section 5.02) or Article IX)” after the second usage of the phrase, “with a copy to”, (ii) deleting “Attention: James Douglass” and replacing it with “Attention: Sal Guerrera” and (iii) deleting “jdouglas@skadden.com” and replacing it with “sal.guerrera@skadden.com”.

4.6 The Lenders hereby consent to (a) modifications to the Consignment Agreement that would (i) increase the maximum U.S. Dollar amount in the definition of “Consignment Limit” thereunder from $40,000,000 to up to $69,600,000 and (ii) (A) increase the Consignment Reserve (as defined in the Consignment Agreement) to up to 35% or (B) permit the Consignor (as defined in the Consignment Agreement) to require the providing of letters of credit for up to 50% of its exposure in excess of $42,000,000 to the Borrowers under the Consignment Agreement, provided that the providing of any such letters of credit is permitted by the Credit Agreement, and (b) modifications to the Metals Intercreditor Agreement consistent with the preceding clause (a), including increasing the “one hundred fifteen percent (115%)” referred to in Section 2.1 thereof to a percentage that does not exceed 135%. The Lenders also hereby authorize the Administrative Agent and the Co-Collateral Agents to execute and deliver such agreements, instruments and documents as may be necessary or appropriate to effect the foregoing.

SECTION 5. MISCELLANEOUS

5.1 Headings. Section headings in this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment. This Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement.

5.2 Governing Law, Jurisdiction, Venue.

(a) Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

(b) Submission to Jurisdiction. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment or any other Loan Document in any court referred to in Section 5.2(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

5.3 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopier shall be effective delivery of a manually executed counterpart of this Amendment.

5.4 Continued Effectiveness. Except as expressly set forth in this Amendment, the terms of the Credit Agreement and each of the other Loan Documents remain unchanged, and all such Loan Documents shall remain in full force and effect and are hereby confirmed and ratified.

5.5 No Novation. This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or of any of the other Loan Documents or a waiver by Lender of any of its rights and remedies under the Credit Agreement or any of the other Loan Documents, or any of them, or at law or in equity.

5.6 Reaffirmation. Each Loan Party hereby reaffirms each and every covenant, condition, obligation and provision set forth in the Loan Documents (except those conditions set forth in Section 4.01 of the Credit Agreement), as modified hereby. Each Loan Party has executed and delivered one or more of the Loan Documents in which such Loan Party has granted liens or security interests in certain of its property.

Each Loan Party hereby ratifies and reaffirms all of its respective payment and performance obligations, contingent or otherwise, under the Loan Documents to which it is a party and, to the extent such Loan Party has granted liens on or security interests in any of its property pursuant to any of the Loan Documents as security for the Obligations and the Secured Obligations, each Loan Party hereby ratifies and reaffirms such payment and performance obligations, grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations and the Secured Obligations owed to the Administrative Agent, each Collateral Agent, the Issuing Bank and each Lender and any of its and their successors and assignees. Each Loan Party agrees that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed, and agrees that this Amendment shall not (i) operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender under the Loan Documents or (ii) constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations and the Secured Obligations.

5.7 Waiver of Jury Trial. Each Loan Party hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Amendment, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each Party hereto (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Amendment by, among other things, the mutual waivers and certifications in this Section.

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IN WITNESS WHEREOF, the duly authorized representatives of the Parties have caused this Amendment to be executed and acknowledge that they have read and understood this Amendment.

AGY HOLDING CORP.

By:	/s/ Wayne Byrne
Name:	Wayne Byrne
Title:	Chief Financial Officer

KAGY HOLDING COMPANY, INC.

By:	/s/ Seth Hollander
Name:	Seth H. Hollander
Title:	Vice President

AGY AIKEN LLC

By:	/s/ Wayne Byrne
Name:	Wayne Byrne
Title:	Chief Financial Officer

AGY HUNTINGDON LLC

By:	/s/ Wayne Byrne
Name:	Wayne Byrne
Title:	Chief Financial Officer

UBS AG, STAMFORD BRANCH, as Administrative Agent

By:	/s/ Richard Tavrow
Name:	Richard Tavrow
Title:	Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Matthew T. O’Keefe
Name:	Matthew T. O’Keefe
Title:	Senior Vice President